EXHIBIT 10.1
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                                  CARNIVAL PLC



STRICTLY PRIVATE & CONFIDENTIAL
ADDRESSEE ONLY

                                                              June 25, 2003


John McNulty
Senior Director
Goldman Sachs
One North Pond Drive
Short Hills, NJ 07078

Dear Mr. McNulty,

I am pleased to confirm your appointment (the "APPOINTMENT") as a director of Carnival plc (the "COMPANY"). The terms of the Appointment are set forth below. It is agreed that this is a contract for services and is not a contract of employment.

1.       TERM OF APPOINTMENT

1.1 The Appointment is subject to the provisions of the Articles regarding appointment, expenses, retirement, disqualification and removal of directors of the Company and will terminate forthwith without any entitlement to compensation if:

         1.1.1 you are not re-elected at an Annual General Meeting of the Company at which you retire and offer yourself for re-election in accordance with the Articles; or

         1.1.2 you are required to vacate office for any reason pursuant to any of the provisions of the Articles; or

         1.1.3 you are removed as a director or otherwise required to vacate office under any applicable law.

1.2 You will at the request of the Company or Carnival Corporation ("CARNIVAL") immediately resign (in writing) from the office of director of the Company and any other office with a Group company and you irrevocably authorise the Company or Carnival as your attorney in your name and on your behalf to sign all documents and do all things necessary to give effect to this.

1.3 On termination of the Appointment, you will (a) cease to be a director of Carnival, in accordance with the articles of incorporation and by-laws of Carnival and (b) surrender to an authorised representative of the Company or Carnival all correspondence, documents (including without limitation board minutes and board papers), copies thereof or other property of the Company and of any member of the Group made or received by you in the course of your directorship (whether before or after the date of this letter).


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1.4      You hereby agree that on termination you shall not be entitled to and shall not pursue any action or claim for compensation from the Company.

2.       DUTIES

2.1 You shall carry out such duties as set forth in the Articles and as otherwise agreed by the Board (the "Duties"). You will have all the usual Duties of a director under English law and will be expected to devote such time as is necessary for the proper performance of the Duties including attendance wherever practicable at regular and emergency Board meetings, meetings of committees of the Board to which you are appointed, the annual general meeting of the Company and any extraordinary general meeting of the Company. In addition, you will be expected to devote appropriate preparation time ahead of each meeting.

2.2 By accepting this Appointment, you have confirmed that you are able to allocate sufficient time to meet the expectations of your role.

2.3 In carrying out the Duties you shall have particular regard to your role as a director in the light of the Listing Rules and the Combined Code and its policy for the time being relating to compliance with the requirements of the Combined Code as well as such US equivalents, if applicable.

2.4 During the continuance of the Appointment you will be expected to comply where relevant with any rule of law or regulation of any competent authority or of the Company including the Model Code published by the London Stock Exchange in relation to dealings in shares, debentures and other securities of the Company and unpublished price sensitive information affecting the shares, debentures or other securities of the Company from time-to-time in force.

2.5 You will not receive any remuneration from the Company in respect of the Duties or the Appointment. The Company further acknowledges that you are expected to continue to carry out your existing duties to Carnival and that your office as a director of Carnival will continue to be regulated by any agreement between you and Carnival and will be subject to Carnival's articles of incorporation and by-laws.

2.6 The Company will reimburse to you reasonable expenses incurred by you in the proper performance of the Duties. The Company may request receipts or other evidence of expenditure prior to any reimbursement pursuant to this clause 2.6. The reimbursement arrangements are subject to change as determined by the Board from time to time.

3.       ROLE

3.1 Non-executive directors have the same general legal responsibilities to the Company as any other director. The Board as a whole is collectively responsible for promoting the success of the company by directing and supervising the Company's affairs. The Board:

         3.1.1 Provides entrepreneurial leadership of the Company within a framework of prudent and effective controls which enable risk to be assessed and managed;


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         3.1.2    Sets the Company's strategic aims, ensures that the necessary financial and human resources are in place for the company to meet its objectives, and reviews management performance; and

         3.1.3 Sets the Company's values and standards and ensures that its obligations to its shareholders and others are understood and met.

3.2 In addition to these requirements of all directors, the role of the non-executive has the following key elements:

         3.2.1 STRATEGY: Non-executive directors should constructively challenge and contribute to the development of strategy;

         3.2.2 PERFORMANCE: Non-executive directors should scrutinize the performance of management in meeting agreed goals and objectives and monitor the report of performance;

         3.2.3 RISK: Non-executive directors should satisfy themselves that financial information is accurate and that financial controls and systems of risk management are robust and defensible; and

         3.2.4 PEOPLE: Non-executive directors are responsible for determining appropriate levels of remuneration of executive directors and have a prime role in appointing, and where necessary removing, senior-management and in succession planning.

4.       OUTSIDE INTERESTS

         It is accepted and acknowledged that you have business interests other than those of the Company and have declared any conflicts that are apparent at present. In the event that you become aware of any potential conflicts of interest, these should be disclosed to the Chairman and Company Secretary as soon as apparent. You must consult with the Chairman or Vice-Chairman before accepting any major external appointment or any directorships in any publicly-quoted companies.

5.       CONFIDENTIAL INFORMATION

5.1 You agree that, neither during the continuance of the Appointment nor afterwards (unless authorised to do so by the Board or by a court of competent jurisdiction), will you use for your own or another's benefit or disclose or permit the disclosure of any confidential information of any member of the Group which you have obtained by virtue of the Appointment or your employment by Carnival or in respect of which the Company is bound by an obligation of confidence to a third party. Confidential information shall include, without limitation, lists or details of customers, information relating to the working of any product, process, invention, improvement or development carried on or used by any member of the Group, information relating to research projects, know-how, prices, discounts, mark-ups, future business strategy, marketing, tenders, any price sensitive information and information concerning the Company's intellectual property portfolio and strategy.


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5.2      The restrictions contained in this clause shall cease to apply to any confidential information which may (other than by reason of your breach of these terms) become available to the public generally, but any such use will be subject to any restrictive covenants to which you are a party.

6.       INDUCTION

         After your Appointment, the Company will provide a comprehensive, formal and tailored induction. The Company, upon your request, will arrange for site visits and meetings with senior and middle management and the Company's auditors.

7.       REVIEW PROCESS

         The performance of individual directors and the whole board and its committees is evaluated annually. If, in the interim, there are any matters which cause you concern about your role you should discuss them with the Chairman as soon as is appropriate.

8.       INDEMNITY

         In the event that you are made a party or are threatened to be made a party to or witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that you are or were a director of the Company, the Company shall (i) indemnify you against all expenses of any kind whatsoever (including legal fees and expenses to enforce this indemnity) actually and reasonably incurred by you in connection with such action, suit or proceeding and against judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding and (ii) pay or advance to you in advance of final disposition of such action, suit or proceeding, within 20 days of the submission of an invoice therefore, all such expenses incurred in connection therewith, in each case of (i) and (ii) to the fullest extent permitted by the Companies Act 1985 as amended and any other applicable law or regulation, as from time to time in effect. Such right of indemnification and advancement of expenses shall be without prejudice to any other rights to which you may be entitled.

9.       INSURANCE

         To the extent possible, the Company will use its reasonable endeavours to maintain, directly or through Carnival, appropriate directors' and officers' liability insurance for your benefit. A copy of the current policy will be provided at induction.

10.      INDEPENDENT PROFESSIONAL ADVICE

         Occasions may arise when you consider that you need professional advice in the furtherance of your duties as a director. Circumstances may occur when it will be appropriate for you to seek advice from independent advisors at the Company's expense. If it is practicable to do so, you shall seek such advice after consultation with the chairman or vice-chairman. The Company shall reimburse the full cost of all reasonable expenditure incurred in obtaining such advice.


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11.      CODE OF BUSINESS CONDUCT AND ETHICS

         It is expected that the Company will enter into a code of business conduct and ethics in substantially the same form as that which applies to Carnival and its subsidiaries. You agree to observe the provisions of any such code of business conduct and ethics.

12.      MISCELLANEOUS

12.1 Nothing in this letter shall create the relationship of employee and employer between you and the Company.

12.2 The agreement contained in this letter shall be governed by, and construed in accordance with, English law and shall be subject to the exclusive jurisdiction of the English courts.

13.      ENTIRE AGREEMENT

         This appointment letter represents the entire understanding, and constitutes the whole agreement, in relation to the Appointment and supersedes any previous agreement between yourself and the Company with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

14.      DEFINITIONS

         In this letter:

14.1 "ARTICLES" means the articles of association from time to time of the Company;

14.2 "COMBINED CODE" means the principles of good governance and code of best practice prepared by the Committee on Corporate Governance which is appended to the Listing Rules;

14.3 "GROUP" means the Company and any subsidiary or subsidiary undertaking of the Company (both as defined in the Companies Act 1985, as amended);

14.4 "LISTING RULES" means the Listing Rules published by the UK Listing Authority;

14.5     "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

14.6 "MODEL CODE" means the model code on directors' dealings in securities set out in the appendix to Chapter 16 of the Listing Rules.

Kindly confirm your agreement to the terms set out above by signing the endorsement on the enclosed copy of this letter in the presence of an independent adult witness who should also sign and add his or her full name, address and occupation. Please return the copy to me at the above address.

Yours sincerely



/s/ Howard S. Frank
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Howard S. Frank
Vice Chairman
Carnival plc


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EXECUTED as a DEED

by John McNulty

/s/ John McNulty
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in the presence of


/s/ Janine A. Acceturo      Witness Signature
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Janine A. Acceturo          Full Name
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45 Summit Road              Address
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Verona, NJ
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07044
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Exec. Asst.                 Occupation
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